UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐            Preliminary proxy statement
☐            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐            Definitive Proxy Statement
☒           Definitive Additional Materials
☐            Soliciting Material Pursuant to §240.14a-12

ADESA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.
☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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4) Proposed maximum aggregate value of transaction: N/A
5) Total fee paid: N/A

☐            Fee paid previously with preliminary materials.

☐                                    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Attached below is a press release, dated February 16, 2007, issued by ADESA, Inc.

ADESA, INC. FILES DEFINITIVE PROXY MATERIALS

Investor Presentation Posted on ADESA’s Website and Filed with SEC

Special Meeting of Stockholders to Vote on Proposed Merger
Scheduled for March 28, 2007

CARMEL, Ind., February 16, 2007 — ADESA, Inc. (NYSE: KAR), North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing, announced today that it has filed with the Securities and Exchange Commission the definitive proxy materials in connection with the merger agreement ADESA entered into with a group of private equity funds.  The definitive proxy materials will be mailed to stockholders on or about February 20, 2007.

ADESA also announced today that it has posted an investor presentation on its website and filed the presentation with the Securities and Exchange Commission.  The presentation and the definitive proxy materials are available at http://www.adesainc.com in the “Investor Relations” section or at http://www.sec.gov.

As previously announced on December 22, 2006, ADESA entered into a definitive merger agreement under which affiliates of Kelso & Company, GS Capital Partners, ValueAct Capital and Parthenon Capital will acquire all of the outstanding common stock of ADESA for $27.85 per share in cash.

A special meeting of ADESA stockholders to consider and vote upon the proposed merger has been scheduled for March 28, 2007 at 10:00 am local time at ADESA’s executive offices located at 13085 Hamilton Crossing Blvd., Carmel, Indiana 46032.  ADESA stockholders of record as of the close of business on February 12, 2007 will be entitled to vote at the special meeting.

ADESA’s Board of Directors unanimously (excluding the recused directors Messrs. Gartzke and Sales) approved the proposed merger and recommends that all ADESA stockholders vote “FOR” the adoption and approval of the merger agreement and the merger.  The adoption and approval of the merger agreement and the merger require the affirmative vote of the holders of a majority of the outstanding shares of ADESA’s common stock entitled to vote on the record date.

Stockholders are encouraged to read ADESA’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Board of Directors’ recommendation that stockholders vote “FOR” the approval and adoption of the merger agreement and the merger.

The vote of ADESA stockholders is very important regardless of the number of shares of common stock they own. Whether or not stockholders are able to attend the special meeting in person, they should complete, sign and date the proxy card and return it in the prepaid and addressed envelope as soon as possible. If stockholders fail to return their proxy cards, fail to attend the special meeting and vote in person, or fail to register their vote by telephone or Internet, the effect will be that their shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, the failure to vote will have the same legal effect as a vote against the adoption and approval of the merger agreement and the merger.

Stockholders who have questions about the proposed merger, need assistance in submitting their proxy or voting their shares should contact ADESA’s proxy solicitor, Georgeson Inc., 17 State Street, New York, New York 10004; banks and brokers can call: (212) 440-9800 and the toll-free number (for Georgeson) at (866) 425-8154.

About ADESA, Inc.

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The company’s operations span North America with 54 ADESA used vehicle auction sites, 42 Impact salvage vehicle auction sites and 85 AFC loan production offices. For further information on ADESA, Inc., visit ADESA’s Web site at http://www.adesainc.com.

ADESA Analyst Contact	ADESA Media Contact

Jonathan Peisner	Julie Vincent
(317) 249-4390	(317) 249-4233
jpeisner@adesa.com	jvincent@adesa.com